                                                                   EXHIBIT 4(b)

No.____                                                         CUSIP__________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    GENERAL ELECTRIC CAPITAL SERVICES, INC.

            ____% GUARANTEED SUBORDINATED NOTES DUE _______ __, ____

$________

        GENERAL ELECTRIC CAPITAL SERVICES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of ________ MILLION U.S. DOLLARS ($________) on _______ __, ____, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note from _______ __, ____ semi-annually on _______ __ and _______ __ of each year, commencing _______ __, 1996 until payment of said principal sum has been made or duly provided for. The interest so payable on each _______ __ and _______ __ will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on each _______ __ and _______ __, respectively.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication herein shall have been signed by or on behalf of the Trustee under the Indenture referred to below.

        This Note is one of a duly authorized series of notes of the Company designated as the ____% Guaranteed Subordinated Note due _______ __, ____ of the Company (hereinafter called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $________. The Notes are one of an indefinite number of series of notes of the Company (hereinafter collectively called the "Securities" and each a "Security") issued or issuable under and pursuant to an Indenture dated as of _______ __, ____ (the "Indenture"), among the Company, General Electric Company (the "Guarantor") and The Chase
Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

        In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The indebtedness evidenced by this Note is, to the extent and the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Superior Indebtedness of the Company. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions of the Indenture.

        The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected, or (iii) modify or affect in any manner adverse to the holders of the terms of the Guarantee. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount outstanding (as defined in the Indenture) of the Securities of such series may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences except a default in the payment of interest on or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution


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                                                                               3

herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

        No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

        The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. At the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations.

        The Notes are not redeemable prior to maturity.

        Upon due presentation for registration of transfer of this Note, at the option of the holder hereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, having endorsed thereon a Guarantee duly executed by the Guarantor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and none of the Company, the Guarantor nor the Trustee nor any agent of the Company, the Guarantor or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for moneys payable on this Note.

        No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:__________________, 1995


                                        GENERAL ELECTRIC CAPITAL
                                          SERVICES, INC.


                                        By:
                                           -----------------------------------
                                           Chairman of the Board, President
                                           and Chief Executive Officer


                                        By:
                                           -----------------------------------
                                           Senior Vice President - Corporate
                                           Treasury and Global Funding
                                           Operation


                         CERTIFICATE OF AUTHENTICATION

        This is one of the Notes described in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION),
                                            as Trustee


                                        By:
                                           -----------------------------------
                                           Authorized Signatory
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                                   GUARANTEE

        FOR VALUE RECEIVED, GENERAL ELECTRIC COMPANY, a New York corporation (the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the holder of the Note upon which this Guarantee is endorsed the payment of the principal of, and premium, if any, and any interest on said Note as the same shall become due and payable after any applicable grace period, whether at maturity or upon redemption, declaration or otherwise.

        The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Note upon which this Guarantee is endorsed or the Indenture, the absence of any action to enforce the same, the waiver or consent by the holder of said Note with respect to any provisions thereof or hereof, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.

        The Guarantor agrees that, as between the Guarantor and the holder of the Note upon which this Guarantee is endorsed, any payment made on said Note by the Company or out of its assets which, pursuant to the subordination provisions of said Note or of the Indenture, is required to be paid over to the holders of Superior Indebtedness, shall be treated for all purposes of this Guarantee as though such payment had not been made by the Company or out of its assets. Until the holder of said Note has received, from the Company or out of its assets, or from the Guarantor, moneys which such holder is entitled to retain for its own account, equal in the aggregate to the unpaid principal amount of (including premium, if any, on) said Note plus all accrued and unpaid interest thereon, the Guarantor will remain liable on this Guarantee.

        The Guarantor shall be subrogated to all rights of the holder of the Note upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture; provided that the Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all Notes of the series of which the Note upon which this guarantee is endorsed is a part shall have been paid in full or duly provided for.

        This Guarantee constitutes a guarantee of payment and is unsecured and ranks equally and ratably with all other unsecured and unsubordinated obligations of the Guarantor.

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        The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with it terms, have been done and performed and have happened in compliance with all applicable laws.

        This Guarantee is dated the date of the Note upon which it is endorsed.

        No recourse for the payment on this Guarantee, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Guarantor in the Indenture or any indenture supplemental thereto or in any Guarantee, or because of the creation of an indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Guarantor or of any successor corporation, either directly or through the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        All capitalized terms used in this Guarantee but not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized offices.

        IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and its corporate seal to be hereunto affixed.

                                        GENERAL ELECTRIC COMPANY


                                        By:
                                           ------------------------------


                                        By:
                                           ------------------------------

[SEAL]